Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 4, 1995, for Arcus Group, Inc. included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm included in this registration statement.



                                                    /s/ Arthur Andersen LLP

                                                        Arthur Andersen LLP


Houston, Texas
January 5, 1998